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                                                                    Exhibit 15.1

Securities and Exchange Commission
Washington, D.C. 20549

We have made a review of the consolidated financial statements of RAIT Investment Trust and subsidiaries as of September 30, 2002 and for the three-month and nine-month periods ended September 30, 2002 and 2001, in accordance with standards established by the American Institute of Certified Public Accountants, and issued our report thereon dated November 14, 2002. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of RAIT Investment Trust for the quarter ended September 30, 2002 are being incorporated by reference in this Registration Statement on Form S-3 and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

/s/GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 5, 2003